As filed with the Securities and Exchange Commission on October 11, 1995.


                                                       Registration No. 33-62651
                                                       =========================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                              GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

             Massachusetts                             06-1047163
       (State or other jurisdiction                 (I.R.S. Employer
    of incorporation or organization)            Identification Number)

       One Kendall Square, Cambridge, Massachusetts 02139 (617) 252-7500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                                HENRI A. TERMEER
                            Chief Executive Officer
                              Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                with copies to:

    MAUREEN P. MANNING, ESQUIRE                  GEOFFREY E. LIEBMANN, ESQUIRE
          Palmer & Dodge                            Cahill Gordon & Reindel
         One Beacon Street                               80 Pine Street
    Boston, Massachusetts 02108                   New York, New York  10005
          (617) 573-0100                                 (212) 701-3000

                             ----------------------

        Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

                             ----------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------

                         Page 1 of 47 Sequential Pages
                        Exhibit Index appears on Page 6

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


             Item 14.  Other Expenses of Issuance and Distribution

The expenses to be borne by the Company in connection with this offering are as follows:

            SEC registration fee...............  $ 57,129
            NASD filing fee....................  $ 17,068
            Blue Sky fees and expenses.........  $ 17,250
            Printing and engraving expenses....  $ 50,000
            Accounting fees and expenses.......  $ 60,000
            Legal fees and expenses............  $125,000
            Transfer Agent and Registrar fees..  $ 10,000
            Miscellaneous expenses.............  $ 13,553
                                                  -------

               Total...........................  $350,000
                                                  =======

  All of the above figures, except the SEC registration fee and NASD filing fee, are estimates.


              Item 15.  Indemnification of Directors and Officers

  Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants Genzyme the power to indemnify any director, officer, employee or agent to whatever extent permitted by Genzyme's Articles of Organization, By-Laws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, unless the proposed indemnitee has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of the corporation or, to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under the statute.

  Article VI of Genzyme's By-Laws provides that Genzyme shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he or she may become involved by reason of his or her serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he or she is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his or her own conduct). Such indemnification shall include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under
Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

  The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

  Genzyme also has in place agreements with certain officers and directors which affirm Genzyme's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by Genzyme's By-Laws.

  Section 13(b)(1 1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its articles of organization, eliminate a director's personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders and (iv) transactions from which the director derived an improper personal benefit. Section VI.C.5. of Genzyme's Articles of Organization provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.


                               Item 16. Exhibits

1 Underwriting Agreement dated as of _____________, 1995 between Genzyme and CS First Boston Corporation. Filed herewith.

4.1 Articles of Organization, as amended, of Genzyme. Filed as Exhibit 3.1 to Genzyme's Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.

4.2 By-laws of Genzyme. Filed as Exhibit 3.2 to Genzyme's Form 8-K dated December 31, 1991, and incorporated herein by reference.

4.3 Amended and Restated Rights Agreement dated as of October 13, 1994 between Genzyme and American Stock Transfer and Trust Company. Filed as
       Exhibit 4 to Genzyme's Form 8-K dated December 29, 1994, and incorporated herein by reference.

5*     Opinion of Palmer & Dodge.

23.1* Consent of Coopers & Lybrand L.L.P., independent accountants to Genzyme Corporation.

23.2* Consent of Price Waterhouse LLP, independent accountants to BioSurface Technology, Inc.

23.3*  Consent of Palmer & Dodge.

24.1*  Power of Attorney.

24.2 Certified Copy of Board Resolution authorizing signatures pursuant to Power of Attorney. Filed herewith.
______________

* Previously filed.

                            Item 17.  Undertakings

  (a) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (c) (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on October 11, 1995.

                                 GENZYME CORPORATION

                                 By: Henri A. Termeer*
                                     ------------------------------
                                     Henri A. Termeer, President

                               POWER OF ATTORNEY

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                          Title
---------                          -----
Henri A. Termeer*                  Director and Principal   October 11, 1995
---------------------------------  Executive Officer
Henri A. Termeer

David J. McLachlan*                Principal Financial and  October 11, 1995
---------------------------------  Accounting Officer
David J. McLachlan

Constantine E. Anagnostopoulos*    Director                 October 11, 1995
---------------------------------
Constantine E. Anagnostopoulos

Douglas A. Berthiaume*             Director                 October 11, 1995
---------------------------------
Douglas A. Berthiaume

Henry E. Blair*                    Director                 October 11, 1995
---------------------------------
Henry E. Blair

Robert J. Carpenter*               Director                 October 11, 1995
---------------------------------
Robert J. Carpenter

Charles L. Cooney*                 Director                 October 11, 1995
---------------------------------
Charles L. Cooney

Henry R. Lewis*                    Director                 October 11, 1995
---------------------------------
Henry R. Lewis


*By: /s/ Evan M. Lebson
    -----------------------------
    Evan M. Lebson
    Attorney-in-Fact


                                 EXHIBIT INDEX
                                 -------------

  Exhibit                                                             Sequential
    No.                          Description                           Page No.
  -------                        -----------                           --------

     1     Underwriting Agreement dated as of _______________, 1995
           between Genzyme and CS First Boston Corporation.
           Filed herewith.                                                7


     4.1   Articles of Organization, as amended, of Genzyme. Filed as
           Exhibit 3.1 to Genzyme's Form 10-K for the year ended
           December 31, 1994, and incorporated herein by reference.

     4.2   By-laws of Genzyme. Filed as Exhibit 3.2 to Genzyme's
           Form 8-K dated December 31, 1991, and incorporated herein by reference.

     4.3   Amended and Restated Rights Agreement dated as of October 13,
           1994 between Genzyme and American Stock Transfer and Trust
           Company. Filed as Exhibit 4 to Genzyme's Form 8-K dated
           December 29, 1994, and incorporated herein by reference.

     5*    Opinion of Palmer & Dodge.

     23.1* Consent of Coopers & Lybrand L.L.P., independent accountants to Genzyme Corporation.

     23.2* Consent of Price Waterhouse LLP, independent accountants to
           BioSurface Technology, Inc.

     23.3* Consent of Palmer & Dodge.

     24.1* Power of Attorney.

     24.2  Certified Copy of Board Resolution authorizing signatures
           pursuant to Power of Attorney. Filed herewith.                47

_______________

*    Previously filed.